NSAR ITEM 77O
July 1, 2003 - December 31, 2003
Van Kampen Emerging Markets Fund
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From         shares    underwriting Purchase
    1  PICC Property & Casualty Merrill Lynch  92,000     0.003%     10/31/03
        Co. Ltd.

    2    China Resources Power  Bank of China  176,000     0.019%    11/10/03
           Holding Company Ltd.

    3  Votorantim Celase         JPMorgan       14,400     0.156%    12/11/03
                e Papel

    4   China Life Insurance Co.  CSFB       1,520,000     0.024%    12/12/03

    5       Bankok Bank           CSFB         214,000     0.055%    12/15/03

Participating Underwriters for #1
China International Capital Corporation
Morgan Stanley
Merrill Lynch

Participating Underwriters #2
Morgan Stanley
Bank of China International

Participating Underwriters #3
JP Morgan Securities
Merrill Lynch & Co
Morgan Stanley
Unibanco SA

Participating Underwriters #4
China International Capital Corp
Citigroup
Credit Suisse First Boston Corp
Deutsche Bank Securities Inc.
Lehman Brothers

Participating Underwriters #5
Morgan Stanley
ABN AMRO Rothschild
Citigroup
Credit Suisse First Boston
Asia Commercial Bank Limited
ING Bank N.V.